Exhibit 10.1

LETTER OF INTENT

Parties:

Narnia Corp., a Nevada corporation (“Narnia”), and Hangzhou Xuerun Education & Technology, Ltd., a People’s Republic of China corporation (“Xuerun”), wish to enter into this letter of intent (the “LOI”) which will provide for the basic structure of a share exchange and reverse merger between the parties (the “Share Exchange”).

It is the intention of the parties to enter into a long form agreement governing the Share Exchange by March 1, 2012.

Structure:

The parties shall complete the Share Exchange in accordance with the terms of this LOI as applicable to the respective companies.

Xuerun shall complete a foreign ownership structure pursuant to which beneficial ownership of Xuerun shall be held by a company incorporated in the British Virgin Islands (the “BVI Company”). Narnia will then complete the Share Exchange with the BVI Company and acquire beneficial ownership of 100% of Xuerun.

Consideration:

Pursuant to the Share Exchange, all outstanding common shares of the BVI Company shall be exchanged for common shares of Narnia so that at the closing of the Share Exchange (the “Share Exchange Closing”) the shareholders of the BVI Company shall hold 103,271,000 post-split common shares of Narnia.

All related party debts owed by Narnia shall be cancelled prior to the Share Exchange Closing.

Conditions Precedent:

Prior to the Share Exchange Closing:

•         The BVI Company shall obtain approval for the Share Exchange from each of its shareholders and its board of directors.

•         Narnia shall obtain all required approvals for the Share Exchange from its shareholders and board of directors.

•         Narnia shall have no liabilities.

•         Xuerun shall have provided Narnia with audited financial statements for such periods as required by the Securities and Exchange Commission.

•         Both parties will have conducted due diligence on each other and the results of such due diligence will be satisfactory to both parties.

Details of Closing:

Upon the Share Exchange Closing:

•         Shareholders of the BVI Company shall be issued 103,271,000 shares of the common stock of Narnia in exchange for all of the issued and outstanding common shares of the BVI Company’s stock.

•         The BVI Company shall become a fully owned subsidiary of Narnia.

Termination Events:

The Share Exchange agreement entered into on the basis of this LOI will have provisions for termination, and the rescission of any actions undertaken in order to fulfill the obligations of this LOI or a subsequent agreement, upon the occurrence of any one of the following events:

•         By mutual consent and such consent will not be unreasonably withheld; or

•         By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Independent Legal Advice:

Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this LOI prior to execution of this LOI and further acknowledges that it fully understands this LOI. Narnia acknowledges that counsel for Xuerun does not represent the interests of Narnia or its shareholders.

Representations and Warranties Of Narnia:

Narnia represents and warrants to Xuerun that:

1.    Narnia is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Narnia is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Narnia owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Narnia taken as a whole.

2.    To the best knowledge of Narnia, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Narnia or which involves any of the business, or the properties or assets of Narnia that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Narnia taken as a whole (a “Narnia Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Narnia Material Adverse Effect.

3.    Narnia has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “Narnia Documents”) to be signed by Narnia and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Narnia Documents by Narnia and the consummation by Narnia of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Narnia is necessary to authorize such documents or to consummate the transactions contemplated hereby. This LOI has been, and the other Narnia Documents when executed and delivered by Narnia as contemplated by this LOI will be, duly executed and delivered by Narnia and this LOI is, and the other Narnia Documents when executed and delivered by Narnia, as contemplated hereby will be, valid and binding obligations of Narnia enforceable in accordance with their respective terms, except:

a)    as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

b)    as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

c)    as limited by public policy.

4.    The Narnia common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

5. No representation or warranty by Narnia in this LOI nor any certificate,

6.    schedule, statement, document or instrument furnished or to be furnished to Xuerun pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

7.    Narnia currently has no more than 162,729,000 shares of common stock outstanding and no outstanding derivative securities and no issued or outstanding preferred shares. Narnia shall have no more than 185,000,000 post split shares of common stock issued and outstanding immediately prior to the Share Exchange Closing.

8.    Compliance

a)    To the best knowledge of Narnia, Narnia is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Narnia;

b)    To the best knowledge of Narnia, Narnia is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Narnia Material Adverse Effect;

c)    Narnia has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Narnia, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d)    Narnia has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Narnia has not received any notice of any violation thereof, nor is Narnia aware of any valid basis therefore.

Representations and Warranties of Xuerun:

Xuerun represents and warrants to Narnia that:

1.    Xuerun is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Xuerun is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Xuerun owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Xuerun taken as a whole.

2.  To the best knowledge of Narnia, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Narnia or which involves any of the business, or the properties or assets of Narnia that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Narnia taken as a whole (a “Narnia Material Adverse Effect”).  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Narnia Material Adverse Effect

3.    Narnia has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the “Narnia Documents”) to be signed by Narnia and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Narnia Documents by Narnia and the consummation by Narnia of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Narnia is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This LOI has been, and the other Narnia Documents when executed and delivered by Narnia as contemplated by this LOI will be, duly executed and delivered by Narnia and this LOI is, and the other Narnia Documents when executed and delivered by Narnia, as contemplated hereby will be, valid and binding obligations of Narnia enforceable in accordance with their respective terms, except:

a)    as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

b)    as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

c)    as limited by public policy.

4.    The Narnia common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

5.    No representation or warranty by Narnia in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Xuerun pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6. Xuerun acknowledges that any Narnia securities issued in this Share Exchange will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

7. Compliance

a)    To the best knowledge of Xuerun, Xuerun is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Xuerun;

b)    To the best knowledge of Xuerun, Xuerun is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Xuerun Material Adverse Effect;

c)    Xuerun has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Xuerun, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

d)    Xuerun has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Xuerun has not received any notice of any violation thereof, nor is Xuerun aware of any valid basis therefore.

Mutual Covenants:

1.    The representations and warranties of both parties set forth in this LOI will be true, correct and complete in all respects as of the Share Exchange Closing, as though made on and as of the Share Exchange Closing.

2.    All information regarding the business of Xuerun including, without limitation, financial information that Xuerun provides to Narnia during Narnia’s due diligence investigation of Xuerun will be kept in strict confidence by Narnia and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Narnia or disclosed to any third party (other than Narnia’s professional accounting and legal advisors) without the prior written consent of Xuerun. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Xuerun, Narnia will immediately return to Xuerun (or as directed by Xuerun) any information received regarding Xuerun’s business. Likewise, all information regarding the business of Narnia including, without limitation, financial information that Narnia provides to Xuerun during its due diligence investigation of Narnia will be kept in strict confidence by Xuerun and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Xuerun or disclosed to any third party (other than Xuerun’s professional accounting and legal advisors) without Narnia’s prior written consent. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Narnia, Xuerun will immediately return to Narnia (or as directed by Narnia) any information received regarding Narnia’s business.

3.    Between the date of this LOI and the Share Exchange Closing, each of the parties to this LOI will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this LOI, if it becomes aware of the occurrence after the date of this LOI of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this LOI or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Jurisdiction

The parties agree to attorn to the non-exclusive jurisdiction of the State of Nevada regarding this LOI.

This letter merely evidences the intention of the parties hereto and is not intended to be legally binding.  The proposed action contemplated herein may be terminated by any of the parties at any time prior to the execution of the definitive license, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney's fees, accountant's fees, expenses or other damages which may be incurred by failure to consummate the contemplated license.

If the foregoing terms of this non-binding letter of intent accurately reflect your understanding of our negotiations and agreement in principle as at the date hereof, please acknowledge your agreement in the space indicated below.

Accepted on: February 24, 2011

Narnia Corp.                                                                                                     Hangzhou Xuerun Education & Technology, Ltd.

Per: /s/  YONGFU ZHU                                                                                            Per: /s/  DR. HONGXIAO ZHANG
Yongfu Zhu, Secretary                                                                                              Dr. Hongxiao Zhang, President